Exhibit 5.1

July 7, 2025

Netcapital Inc.

1 Lincoln Street

Boston, MA 02111

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as Utah counsel to Netcapital Inc., a Utah corporation (the “Company”) in connection with the execution and delivery by the Company of the Securities Purchase Agreement, dated July 2, 2025 (the “Agreement”), by and among the Company and the purchasers identified on the signature pages thereto (the “Purchasers”), in connection with the sale and issuance of 714,286 shares (the “Shares”) of the Company’s common stock, $0.001 par value (“Common Stock”) pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), to be issued pursuant to a registration statement on Form S-3 (File No. 333-267921) filed by the Company with the Securities and Exchange Commission (the “SEC”) on October 18, 2022 (as amended, the “Registration Statement”), the base prospectus included in the Registration Statement (the “Base Prospectus”) and a prospectus supplement dated August 23, 2024 and a prospectus supplement dated July 7, 2025 as filed with the Commission on June 23, 2025, each filed with the SEC pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the “Act”) (the prospectus supplements, together with the Base Prospectus, the “Prospectus).

The term “Shares” shall include any additional shares of common stock registered by the Company pursuant to Rule 462(b) under the Act, in connection with the offering contemplated by the Registration Statement. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the issue of the Shares.

In reaching the opinions set forth herein, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents and records of the Company and such statutes, regulations and other instruments as we deemed necessary or advisable for purposes of this opinion, including (i) the Registration Statement, all exhibits thereto and the Prospectus (ii) certain resolutions adopted by, and meetings of minutes of, the board of directors of the Company, (iii) the Articles of Incorporation and Bylaws of the Company, (iv) the Agreement, and (v) such other certificates, instruments, and documents as we have considered necessary for purposes of this opinion. As to any facts material to our opinions, we have made no independent investigation or verification of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

We have assumed (i) the legal capacity of all natural persons, (ii) the genuineness of all signatures, (iii) the authority of all persons signing all documents submitted to us on behalf of the parties to such documents, (iv) the authenticity of all documents submitted to us as originals, (v) the conformity to authentic original documents of all documents submitted to us as copies, (vi) that all information contained in all documents reviewed by us is true, correct and complete, and (vii) that the Shares will be issued in accordance with the terms of the Plan.

It is understood that this opinion is to be used only in connection with the offer and sale of the securities being registered while the Registration Statement is effective under the Securities Act.

Based on the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares have been duly authorized by all requisite corporate action on the part of the Company under the Utah Revised Business Corporation Act (“URBCA”) and, when the Shares are delivered and paid for in accordance with the terms of the Agreement and when evidence of the issuance thereof is duly recorded in the Company’s books and records, the Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that (i) the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the URBCA and (ii) upon the issue of any of the Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its Articles of Incorporation.

The opinion set forth above is limited in all respects to the URBCA. We express no opinion as to any other law or any matter other than as expressly set forth above, and no opinion as to any other law or matter may be inferred or implied herefrom. The opinion expressed herein is rendered as of the date hereof, and we expressly disclaim any obligation to update this letter or advise you of any change in any matter after the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm therein. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ PARR BROWN GEE & LOVELESS
Parr Brown Gee & Loveless